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                                                                 EXHIBIT (9)(d)

                     ADDENDUM NO. 1 TO AMENDED AND RESTATED
               TRANSFER AGENCY AND DIVIDEND DISBURSEMENT AGREEMENT


                  This Addendum, dated as of the ___ day of __________, 1998, is entered into between ARMADA FUNDS (the "Trust"), a Massachusetts business trust, located in Oaks, Pennsylvania and STATE STREET BANK AND TRUST COMPANY ("STATE STREET"), located in Boston, Massachusetts.

                  WHEREAS, the Trust and STATE STREET have entered into a Transfer Agency and Service Agreement dated March 1, 1997 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed STATE STREET to act as transfer agent and dividend disbursing agent (the "Transfer Agent") to the Trust's Armada Money Market, Fund Institutional, Armada Tax Exempt Fund Institutional, Armada Government Fund Institutional, Armada Treasury Fund Institutional, Armada Equity Fund Institutional, Armada Fixed Income Fund Institutional, Armada Ohio Tax Exempt Fund Institutional, Armada Enhanced Income Fund Institutional, Armada Equity Income Fund Institutional, Armada Total Return Advantage Fund Institutional, Armada Mid Cap Regional Fund Institutional, Armada Treasury Fund Retail, Armada Money Market Fund Retail, Armada Government Fund Retail, Armada Tax Exempt Fund Retail, Armada Equity Fund Retail, Armada Fixed Income Fund Retail, Armada Ohio Tax Exempt Fund Retail, Armada Enhanced Income Fund Retail, Armada Equity Income Fund Retail, Armada Total Return Advantage Fund, Armada Mid Cap Regional Fund Retail, Armada Pennsylvania Tax Exempt Fund Institutional, Armada Pennsylvania Municipal Fund Institutional, Armada Intermediate Government Fund Institutional, GNMA Fund Institutional, Armada Pennsylvania Tax Exempt Fund Retail, Armada Pennsylvania Municipal Fund Retail, Armada Intermediate Government Fund Retail, GNMA Fund Retail, Armada Core Equity Fund Institutional, Armada Equity Index Fund Institutional, Armada Foreign Equity Fund Institutional, Armada Small Cap Growth Fund Institutional, Armada Inflation Protected Securities Fund Institutional, Armada Core Equity Fund Retail, Armada Equity Index Fund Retail, Armada Foreign Equity Fund Retail, Armada Small Cap Growth Fund Retail and Armada Inflation Protected Securities Fund Retail (each a "Fund");

                  WHEREAS, Article 10 of the Transfer Agency Agreement provides that in the event the Trust establishes one or more series of shares with respect to which it desires to have State Street render services as Transfer Agent under the terms of the Transfer Agency Agreement, the Trust shall so notify State Street in writing and if State Street agrees in writing to provide such



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services, such Series of Shares shall become a Portfolio
hereunder;

                  WHEREAS, pursuant to Article 10 of the Transfer Agency Agreement, the Trust has notified State Street that it has established the National Tax Exempt, Tax Managed Equity, Aggressive Allocation, Balanced Allocation, Conservative Allocation, Emerging Markets, Mid Cap Growth, Michigan Municipal Bond and Treasury II Funds; and that it desires to retain State Street to act as the Transfer Agent therefor, and State Street has notified the Trust that it is willing to serve as Transfer Agent for each of these Funds.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. The Trust hereby appoints State Street to act as Transfer Agent to the Trust for the National Tax Exempt, Tax Managed Equity, Aggressive Allocation, Balanced Allocation, Conservative Allocation, Emerging Markets, Mid Cap Growth, Michigan Municipal Bond and Treasury II Funds for the period and on the terms set forth in the Transfer Agency Agreement, as amended. National City hereby accepts such appointment and agrees to render the services set forth in the Transfer Agency Agreement, as amended, for the compensation agreed to by the Trust and State Street pursuant to Article 2 of the Transfer Agency Agreement;

                  In the event that the Fund establishes one or more series of Shares in addition to the National Tax Exempt, Tax Managed Equity, Aggressive Allocation, Balanced Allocation, Conservative Allocation, Emerging Markets, Mid Cap Growth, Michigan Municipal Bond and Treasury II Funds, the additional series will be described and set forth on one or more exhibits to this Agreement.

                  2. COMPENSATION. Article 2 entitled "Fees and Expenses" in the Transfer Agency Agreement shall be amended to add the following:

                  ["As compensation for all services rendered by the Bank pursuant to this Agreement with respect to the Managed Assets Conservative, Managed Assets Growth, Equity Income, Small-Cap Opportunity, International Major Markets, Income, International Bond and Intermediate Municipal Bond Funds, the Trust shall pay to the Bank $15 annually per account in each such Fund for the preparation of statements of account, and $1.00 for each confirmation of purchase and redemption transactions. The Trust shall pay the Bank a monthly charge of $350 with respect to each Fund for computer equipment and

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         services. NBD shall be entitled to receive a minimum annual fee with respect to each such Fund of $11,000 for its services hereunder. The Trust will reimburse the Bank for any out-of-pocket expenses for forms and mailing costs used in performing its functions."]

                  3. CAPITALIZED TERMS. From and after the date hereof, the terms "Fund" and "Funds" as used in the Transfer Agency Agreement, as amended, shall be deemed to include the National Tax Exempt, Tax Managed Equity, Aggressive Allocation, Balanced Allocation, Conservative Allocation, Emerging Markets, Mid Cap Growth, Michigan Municipal Bond and Treasury II Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement, as amended.

                  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Transfer Agency Agreement, as amended, shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.


                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                                 ARMADA FUNDS


                                           By: ________________________
                                                    President


                                           NATIONAL CITY BANK


                                           By:  _______________________



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